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                                                                 EXHIBIT 3.01

                              CERTIFICATE OF TRUST
                                       OF
                           JWH GLOBAL PORTFOLIO TRUST



          THIS Certificate of Trust of JWH GLOBAL PORTFOLIO TRUST (the "Trust"), dated November 12, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.).

          1.   NAME.   The name of the business trust formed hereby is JWH
Global Portfolio Trust.

          2.   DELAWARE TRUSTEE.   The name and business address of the
trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                   WILMINGTON TRUST COMPANY,
                                   as Trustee



                                   By:      /s/ John M. Beeson, Jr.
                                       -----------------------------------
                                            John M. Beeson, Jr.
                                            Vice President